EXHIBIT 10.20.1

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“ACT”), NOR HAVE THEY BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE. NO TRANSFER OF SUCH SECURITIES WILL BE PERMITTED UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER, THE TRANSFER IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR IN THE OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) REGISTRATION UNDER THE ACT IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT AND WITH APPLICABLE STATE SECURITIES LAWS.

CONVERTIBLE PROMISSORY NOTE

$1,000,000                                                                                                                                                                                                              July 21, 2000

Subject to the terms and conditions of this Convertible Promissory Note (this “Note”), for good and valuable consideration received, eScreen Holdings, Inc., a Delaware corporation (the “Company”), promises to pay to Avert, Inc., a Colorado corporation, (the “Holder”), the principal amount of $1,000,000, plus interest hereon, as set forth below. This Note is issued pursuant to that certain Note Purchase Agreement dated July 20, 2000, among Company, Dr. Murray Lappe (“Guarantor”) and Holder (the “Purchase Agreement”).

This Note, including the principal amount and any accrued and unpaid interest hereon, will: (a) be due and payable on the (i) earlier to occur of July 20, 2001 or (ii) occurrence of an Event of Default (as defined in Section 1.3.1 below) (the “Due Date”); or (b) convert at the option of Holder into Conversion Shares of the Company pursuant to Section 2.1 below; provided that, on such date of conversion this Note is still outstanding and no Event of Default has either previously occurred or is then occurring.

The following is a statement of the rights of the Holder of this Note and the terms and conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

ARTICLE 1
INTEREST; PAYMENTS; EVENTS OF DEFAULT; EXTENSION.

1.1 Interest.

        1.1.1 Rate. Simple interest will accrue on the unpaid principal amount hereof beginning the date hereof until paid in full or converted pursuant to Article 2 at a rate of interest equal to 10% per annum. Interest on this Note will be payable upon prepayment (to the extent accrued on the amount being prepaid) and on the Due Date. Unless prohibited under applicable law, any accrued interest that is not paid on the date on which it is due and payable shall bear interest at the same rate at which interest is then accruing on the principal amount of this Note until such interest is paid. Any accrued interest that for any reason has not theretofore been paid shall be paid in full on the date on which the final principal payment on this Note is made. The indebtedness outstanding under this Note shall bear interest on the basis of actual days elapsed in a 360-day year of twelve 30-day months.

        1.1.2 Limited By Law. Notwithstanding the provisions of this Note, if the rate of interest payable hereunder is limited by law, the rate payable hereunder shall be the lesser of: (a) the rate set forth in this Note; and (b) the maximum rate permitted by law. If, however, interest is paid hereunder in excess of the maximum rate of interest permitted by law, any interest so paid which exceeds such maximum rate shall automatically be considered a payment of principal and shall automatically be applied in reduction of principal due on this Note to the extent of such excess.

1.2 Payments.

        1.2.1 Principal and Interest. All payments of principal, interest and other amounts payable on or in respect of this Note or the indebtedness evidenced hereby shall be made to the Holder in U.S. dollars, by a Company check. The Company shall make such payments of principal and interest to the Holder at the address of the Holder set forth on the signature page hereto or at such other place as the Holder shall have notified the Company in writing.

        1.2.2 No Set-off. All payments on or in respect of this Note or the indebtedness evidenced hereby shall be made to the Holder without set-off counterclaim and free and clear of and without any deductions of any kind.

        1.2.3 Prepayment. The Company may prepay this Note at any time, without penalty, subject to Holder’s right to convert in accordance with Section 2.1 on the date of such prepayment.

        1.2.4 Cancellation. After all principal and accrued interest at any time owed on this Note has been paid in full, this Note shall be surrendered to the Company for cancellation and shall not be reissued.

1.3 Events of Default.

        1.3.1 Definition. For purposes of this Note, an “Event of Default” shall be deemed to have occurred if any of the following occur, whatever the reason or cause for such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)	failure of Company to pay principal and accrued interest at the due date whether at stated maturity, by acceleration, or otherwise; or

(c)	any material provision of the Purchase Agreement, the Note or the personal guaranty executed by Guarantor in favor of Holder (the “Guaranty”) shall for any reason cease to be valid and binding on Company or Guarantor, as the case may be, or Company or Guarantor shall so assert in writing; or

(d)	dissolution, liquidation, winding up or cessation of Company’s business, or the failure of Company or Guarantor to pay its or his debts as they mature; or the admission in writing by Company or Guarantor of its or his inability to pay its or his debts as they mature; or the calling of a meeting of any creditors of Company or Guarantor, as the case may be, for purposes of compromising the debts of either of such persons; or

(e)	the commencement by or against Company or Guarantor of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law and, in the case of any such involuntary proceeding, such proceeding remains undismissed or unstayed for 45 days following the commencement thereof, or any action by Company or Guarantor is taken authorizing any such proceedings; or

(f)	an assignment for the benefit of creditors is made by Company or Guarantor, whether voluntary or involuntary, or either of such persons consents to the appointment of a trustee or receiver, or if a trustee or receiver is appointed for Company or Guarantor or for a substantial part of its or his property;

(g)	Guarantor, his immediate family or trusts established for the benefit of Guarantor or his immediate family shall cease to beneficially own 51% of the voting securities of the Company; provided that it shall not be an Event of Default hereunder if Guarantor, his immediate family or trusts established for the benefit of Guarantor, or his immediate family beneficially owns at least 50% of the voting securities of ESP Employment Screening Partners, Inc. and ESP Employment Screening Partners, Inc. controls the Company; or

(h)	failure of Company to perform or comply with any of the covenants or agreements contained in the Purchase Agreement.

        1.3.2 Remedies.

(a)	Demand Payment. If any Event of Default has occurred and is continuing, the Holder of this Note may declare all or any portion of the outstanding principal amount of this Note (together with all accrued interest hereon and all other amounts due and payable with respect hereto) to be immediately due and payable and may demand immediate payment of all or any portion of the outstanding principal amount of this Note (together with all such other amounts then due and payable). Following any such demand, the Company shall immediately pay to such Holder all amounts due and payable with respect to this Note.

(b)	Waiver. The Company hereby waives diligence, presentment, protest and demand and notice of protest and demand, dishonor and nonpayment of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time and that the Holder may accept security for this Note or release security for this Note, all without in any way affecting the liability of the Company hereunder.

ARTICLE 2
CONVERSION.

        2.1 Optional Conversion. At the option of the Holder, the outstanding principal amount of this Note plus any accrued and unpaid interest thereon (the “Outstanding Amount”) may be converted on or prior to the Due Date into the aggregate number of Conversion Shares equivalent to the quotient resulting from dividing Outstanding Amount by the Conversion Price. Such optional conversion must be for the entire Outstanding Amount.

        2.2 Mechanics and Effect of Conversion.

(a)	Written Notification. No later than 5 business days prior to the desired conversion date, the Holder shall give written notice to the Company regarding (a) Holder’s election to convert this Note on the date specified in the notice and (b) the names or names in which the Conversion Shares shall be issued upon conversion of this Note if different from the Holder. Such conversion will take place on the date specified in the notice at which time the Holder shall surrender the Note, duly endorsed, to the Company.

(b)	Issuance of Shares. Upon conversion of this Note pursuant to Section 2.1, the Company shall issue the Conversion Shares to the Holder or its designees, provided that the Company shall not issue any fractional Conversion Shares. In lieu of the Company issuing any fractional shares to the Holder or its designees upon the conversion of this Note, the Company shall pay to the Holder the unconverted amount of the Note, such payment to be in the form of a Company check payable to the Holder. The Company shall deliver to the Holder or its designees a certificate or certificates representing such Conversion Shares upon surrender of this Note by the Holder. Such conversion shall be deemed to have been made on such date, and the Person or Persons entitled to the Conversion Shares upon such conversion shall be treated for all purposes as the record holder or holders of such Conversion Shares as of such date. Upon conversion of this Note, the Company shall be forever released from all its obligations and liabilities under this Note.

(c)	Splits and Subdivisions. If at any time on or prior to the Due Date outstanding shares of common stock shall be subdivided or split into a greater number of shares of common stock, the Conversion Price in effect immediately prior to the time of effectiveness of such subdivision or split shall be proportionately decreased concurrently with the effectiveness of such subdivision or split. If outstanding shares of common stock shall be combined into a lesser number of shares of common stock, the Conversion Price in effect immediately prior to the time of effectiveness of such combination shall be proportionately increased concurrently with the effectiveness of such combination.

(d)	Sale of Shares Below Conversion Price.

(i)	If at any time on or prior to the date that is six months after the Issue Date the Company issues or sells, or is deemed by the express provisions of this subsection (d) to have issued or sold, Additional Common Stock, other than as a dividend on or other distribution in respect of the common stock or a subdivision or combination of common stock as provided in subsection (c) above, for an Effective Price which is less than the then existing Conversion Price, then and in each such case the Conversion Price then in effect shall be reduced, as of the opening of business on the date of each such issue or sale, to the price (calculated to the nearest cent) determined by dividing (A) an amount equal to the sum of (I) the total number of shares of common stock issued and outstanding immediately prior to the time of such issuance or sale of Additional Common Stock, multiplied by the respective Conversion Price then in effect, plus, (II) the amount of consideration, if any, received by the Company upon such issuance or sale of Additional Common Stock, by (B) the total number of shares of common stock issued and outstanding immediately after the time of such issuance or sale.

(ii)	For the purpose of making any adjustment required under this subsection (v), the consideration received by the Company for any issuance or sale of securities shall (A) to the extent it consists of cash, be computed at the gross amount of cash received by the Company in consideration for such issuance or sale, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as reasonably determined in good faith by the board of directors of the Company, and (C) if Additional Common Stock, Convertible Securities or rights or options to purchase either Additional Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the board of directors of the Company to be allocable to such Additional Common Stock, Convertible Securities or rights or options.

(iii)	For the purpose of the adjustment required under this section 2.2(d), if the Company issues or sells any rights or options for the purchase of, or stock or other securities convertible or exchangeable, with or without consideration, into or for, Additional Common Stock (such convertible or exchangeable stock or securities being hereinafter referred to as “Convertible Securities”) and if the Effective Price of such Additional Common Stock is less than the Conversion Price then in effect, then in each case the Company shall be deemed (A) to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of shares of Additional Common Stock issuable upon exercise, conversion or exchange thereof and (B) to have received, as consideration for the issuance of such shares of Additional Common Stock, an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such rights or options or Convertible Securities, plus (x) in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Company upon the exercise of such rights or options, and (y) plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion or exchange thereof. In the event the Effective Price for any shares of Additional Common Stock issuable upon conversion or exercise of any such rights, options or Convertible Securities shall be modified or adjusted subsequent to the issuance of such securities, then the Conversion Price shall be further adjusted to the Conversion Price that would have been in effect had such Effective Price been in effect upon the initial issuance of such rights, options or Convertible Securities. No further adjustment of the Conversion Price, adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Common Stock on the exercise of any such rights or options or the conversion or exchange of any such Convertible Securities.

ARTICLE 3
REPRESENTATIONS OF HOLDER.

        The Holder hereby represents and warrants to the Company that:

        3.1 Accredited Investor. The Holder is an accredited investor within the meaning of Regulation D under the Securities Act of 1933, as amended. The Holder is in a financial position to hold the Note and the Conversion Shares and is able to bear the economic risk and withstand a complete loss of the Holder’s investment in the Note and the Conversion Shares. The Holder recognizes that the Note and Conversion Shares as an investment involve a high degree of risk. The Holder understands and acknowledges that there can be no assurance that the Company will be able to meet its projected goals and the Company will need significant additional capital to be successful, which capital may not be readily available.

        3.2 Acquisition for Holder’s Own Account. The Holder is acquiring the Note and the Conversion Shares for the Holder’s own account, not as nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act as of 1933, as amended. By executing this Note, the Holder further represents that the Holder does not have any contract, undertaking, agreement, or arrangement with any Person to sell, transfer, or grant participation to any such Person or to any third Person, with respect to the Note or the Conversion Shares.

ARTICLE 4
MISCELLANEOUS.

        4.1 Assignment. The rights and obligations of the Company and the Holder will be binding upon and inure to the benefit of the successors, assigns, heirs, administrators and transferees of the parties. The Holder cannot assign its interests in this Note without the consent of the Company.

        4.2 Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the Holder of the Note.

        4.3 Notices. All notices (including other communications required or permitted) under this Note must be in writing and must be delivered (a) in person, (b) by registered or certified mail, postage prepaid, return receipt requested, (c) by a generally recognized courier or messenger service that provides written acknowledgement of receipt by the addressee, or (d) by facsimile or other generally accepted means of electronic transmission with a verification of delivery. Notices are deemed delivered when actually delivered to the address for notices. Notices to the Holder must be given to its last known address appearing on the books of the Company and notices to the Company must be given at its principal executive office. Any party may furnish, from time to time, other addresses for notices to it.

        4.4 Attorneys’ Fees and Costs. If any legal action, arbitration or other proceeding is brought to enforce or interpret this Note or matters relating to it, the substantially prevailing party will be entitled to recover reasonable attorneys’ fees and other costs incurred in such action, arbitration or proceeding from the other party, in addition to any other relief to which such prevailing party is entitled.

        4.5 Interpretation. If any claim is made by a party relating to any conflict, omission or ambiguity in the provisions of this Note, no presumption or burden of proof or persuasion will be implied because this Note was prepared by or at the request of any party or its counsel.

        4.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, excluding that body of law relating to conflict of laws.

        4.7 Jurisdiction and Venue. The parties consent to the jurisdiction of all federal and state courts in California. Venue will lie exclusively in Los Angeles County, California.

        4.8 Headings; Exhibits; References. The headings in this Note are only for convenience and ease of reference and are not to be considered in construction or interpretation. All exhibits, schedules and appendices attached to this Note are incorporated herein. Except where otherwise indicated, all references in this Note to Sections refer to Sections of this Note.

        4.9 Survival. The representations, warranties and agreements in this Note will survive any investigation made by any party and the execution of this Note.

        4.10 Additional Documents and Acts. Each party will execute and deliver such additional documents and instruments, and perform such additional acts, as are commercially reasonable and necessary to carry out and perform its obligations in this Note.

        4.11 Binding Effect; Parties in Interest. This Note is binding upon and benefits only the parties and their respective permitted successors and assigns. Nothing in this Note gives any rights or remedies to any Person other than the parties and their respective permitted successors and assigns, nor does anything in this Note relieve or discharge any obligation or liability of any third Person to any party. No provision of this Note gives any third Person any right of subrogation or action over or against any party to this Note.

        4.12 Complete Note. This Note is the complete and exclusive statement of agreement of the parties with respect to matters in this Note. This Note replaces and supersedes all prior written or oral agreements or statements by and among the parties with respect to the matters covered by it. No representation, statement, condition or warranty not contained in this Note is binding on the parties.

ARTICLE 5

CERTAIN DEFINITIONS.

        “Additional Common Stock” means all shares of common stock issued by the Company after the Issuance Date, whether or not subsequently reacquired or retired by the Company, other than (A) common stock or warrants to purchase common stock issued by the Company on or prior to the Issuance Date, and (B) common stock issued to management, directors or employees of, or consultants to, the Company pursuant to plans outstanding as of the Issuance Date, and options to purchase common stock issued in accordance with such plans or pursuant to other employee plans approved by a majority of the Company’s Board of Directors.

“Conversion Shares” at any time means any shares common stock of the Company issued upon conversion of this Note.

        “Conversion Price” means initially $2.00 per share of common stock of the Company as that price shall be adjusted from time to time in accordance with Section 2.2(c) and 2.2(d).

        “Effective Price” of Additional Common Stock shall mean the quotient determined by dividing (x) the aggregate consideration received, or deemed to have been received by the Company for such issue under subsection 2.2(d), for such Additional Common Stock, by (y) the total number of shares of Additional Common Stock, issued or sold, or deemed to have been issued or sold by the Company under subsection 2.2(d).

        “Issuance Date” means July 21, 2000.

        “Person” means an individual, a corporation, an association, a trust, a partnership, a joint venture, a limited liability company, an organization, a business, an individual, or a governmental body or subdivision or agency thereof.

                                                                    [Signature Page to Follow]

IN WITNESS WHEREOF, the parties have caused this Note to be issued on the day and year first above written.

HOLDER:                                                                                                                                COMPANY:

                                                                                                                                                   EScreen Holdings, Inc.,
                                                                                                                                                   a Delaware corporation

By:_____________________________                                                                         By:_____________________________
            (Signature)                                                                                                                              (Signature)

Name:_____________________________                                                                    Name: _____________________________
                                                                                                                                                   Title: President

Address:                                                                                                                                   Address:
Avert, Inc.                                                                                                                                Escreen, Holdings. Inc.
________________________                                                                                          5900 Wilshire Boulevard
________________________                                                                                          Los Angeles, CA 90036